SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: February 28, 2014

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2014 Performance Plan

On February 28, 2014, ICG Group, Inc.’s (“ICG’s”) Board of Directors (the “Board”) established the ICG 2014 Performance Plan (the “Performance Plan”). The Performance Plan sets forth specific business goals against which ICG’s executive officers and other employees will be measured for the purpose of awarding bonuses and vesting performance shares during the year ending December 31, 2014. Awards under the Performance Plan can range from between 0% and 200% of an individual’s target amount.

ICG’s 2014 goals under the Performance Plan include quantitative goals representing 85% of the bonus potential and qualitative goals representing 15% of the bonus potential. The relative weighting of each element of the ICG-specific goals is as follows:

•	40% of the potential bonus award is tied to the achievement by ICG’s consolidated companies (i.e., GovDelivery Holdings, Inc., MSDSonline Holdings, Inc. and BOLT Solutions Inc.) of a specified consolidated GAAP revenue goal;

•	20% of the potential bonus award is tied to the achievement by ICG of a specified adjusted non-GAAP net income goal on a consolidated basis;

•	25% of the bonus potential is tied to ICG’s deployment of capital (either cash or ICG equity) in a manner that is in the best interests of its stockholders; and

•	15% of the potential bonus is tied to ICG’s execution against the following qualitative goals: (1) execution of strategic initiatives, (2) brand enhancement and (3) reaction to unforeseen market/business conditions.

Following the end of the 2014 year, the Compensation Committee of the Board (the “Compensation Committee”) will evaluate ICG’s 2014 performance and determine the extent (expressed as a percentage) to which the 2014 ICG goals and individual goals, if applicable, were achieved (such percentage, the “Achievement Percentage”). The Compensation Committee will then award cash bonuses and/or provide for the vesting of performance shares in accordance with each individual’s Achievement Percentage under the terms of the Performance Plan.

On February 28, 2014, in lieu of their right to receive 100% of their respective target bonus amounts under the Performance Plan in cash, senior ICG employees, including each of ICG’s executive officers, were issued performance shares valued at 100% of their respective individual target bonuses under the Performance Plan, based on a per share price of $20.33 (i.e., the closing price of ICG’s Common Stock on that date) (such shares, the “Performance Shares”). If and to the extent that an individual’s Achievement Percentage under the Performance Plan (1) is greater than or equal to 100%, all of his or her Performance Shares will vest or (2) is greater than 0% but less than 100%, a portion of his or her shares equal to the Achievement Percentage will vest.

Other than the portion of individual Performance Plan bonuses paid in the form of Performance Shares, as described above, all bonuses under the Performance Plan (including any bonus payable under the Performance Plan to a recipient of Performance Shares by virtue of that recipient’s Achievement Percentage exceeding 100%) will be paid in cash.

The foregoing descriptions of the Performance Plan and the Performance Shares do not purport to be complete and are qualified in their respective entireties by reference to the actual text of the Performance Plan and the form of Performance Plan Restricted Share Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated by reference herein.

Amendment of Executive Employment Agreements

On February 28, 2014, the Board approved amendments to the employment agreements of Mr. Walter W. Buckley, III, ICG’s Chief Executive Officer, and Mr. Douglas A. Alexander, ICG’s President. Under the amendments, the target annual bonus for each of Mr. Buckley and Mr. Alexander was increased from 150% of base salary to 175% of base salary. Copies of the amendments are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

Forfeiture of Executive Restricted Stock Grants

On October 4, 2011, each of Mr. Buckley and Mr. Alexander was granted 183,333 shares of restricted stock that would vest if ICG achieved certain revenue and EBITDA targets on or prior to December 31, 2015. In light of ICG’s sale of its largest majority-owned subsidiary, Procurian Inc., in 2013, the Compensation Committee has determined that the restricted stock revenue and EBITDA vesting targets are no longer reasonably achievable, and Messrs. Buckley and Alexander have elected to forfeit their restricted shares, effective as of February 28, 2014.

Amendment of Omnibus Equity Plan

On February 28, 2014, the Board adopted an amendment and restatement of ICG’s Fourth Amended and Restated 2005 Omnibus Equity Plan (the “Plan” and, as amended and restated, the “Amended Plan”). The Amended Plan memorialized ICG’s long-standing practice of not granting stock options with a strike price of less than fair market value on the date of grant.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Plan. A copy of the Amended Plan is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Grants of Restricted Stock to Executive Officers

On February 28, 2014, the Board granted 750,000 shares of restricted stock to each of Mr. Buckley and Mr. Alexander and 200,000 shares of restricted stock to R. Kirk Morgan, ICG’s Chief Financial Officer, under the Amended Plan (such shares, the “Executive Restricted Shares”).

The vesting of 50% of the Executive Restricted Shares (such portion, the “Performance-Based Shares”) is contingent upon ICG’s achievement of the 45-trading day volume weighted average stock price targets (each a “VWAP Target”) described below. The Compensation Committee views the Performance Based Shares as favorable from a stockholder perspective because ICG’s executive officers will realize value from the Performance-Based Shares only to the extent that the specified VWAP Targets, which represent substantial returns for ICG stockholders, are achieved.

The Performance-Based Shares vest as follows:

•	25% of the Performance-Based Shares vest on the first business day following the achievement of a VWAP Target of $28.07;

•	25% of the Performance-Based Shares vest on the first business day following the achievement of a VWAP Target of $30.16;

•	25% of the Performance-Based Shares vest on the first business day following the achievement of a VWAP Target of $32.38; and

•	25% of the Performance-Based Shares vest on the first business day following the achievement of a VWAP Target of $34.71.

If any VWAP Target is achieved prior to February 28, 2016, the following additional vesting tail periods would apply:

•	If the VWAP Target is achieved on or prior to February 28, 2015, 50% of the shares that would have vested upon achieving the VWAP Target will instead vest on February 28, 2015, and the remaining 50% of the shares that would have vested upon achieving the WVAP Target will instead vest on February 28, 2016.

•	If the VWAP Target is achieved between March 1, 2015 and February 28, 2016, 50% of the shares will vest on the date of achievement of the VWAP Target, and the remaining 50% of the shares that would have vested upon achieving the WVAP target will instead vest on February 28, 2016.

•	If any specified vesting date set forth above is not a business day, then the applicable vesting will occur on the first business day following that date.

The remaining 50% of the Executive Restricted Shares, which are intended to provide retentive value and align the executives’ interests with stockholders’ interests, vest in equal annual installments over a four-year period.

If a Change of Control (as defined in the Amended Plan) is consummated on or prior to February 28, 2018, and, in connection with the Change of Control, a holder of Executive Restricted Shares is terminated without cause or leaves for good reason (i.e., (1) a material diminution in authority, duties or responsibilities, (2) a change in reporting relationship, (3) a material diminution in base salary and/or target bonus, and/or (4) a relocation of the company’s office to a location more than 50 miles away from the existing location), then all of the holder’s Executive Restricted Shares will become fully vested. In addition, the Compensation Committee will have the discretion to accelerate the vesting of any Executive Restricted Shares, in whole or in part, upon the occurrence of any Change of Control, regardless of whether the holder of the Executive Restrictive Shares is terminated without cause or leaves for good reason.

The foregoing description of the Executive Restricted Shares does not purport to be complete and is qualified in its entirety by reference to the actual text of the form Executive Restricted Share Agreement attached hereto as Exhibit 10.6, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	ICG 2014 Performance Plan

10.2	Form of Performance Plan Restricted Share Agreement

10.3	Amendment 2014-1 to the Employment Agreement, dated as of February 28, 2014, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III

10.4	Amendment 2014-1 to the Employment Agreement, dated as of February 28, 2014, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander

10.5	ICG Group, Inc. Fifth Amended and Restated 2005 Omnibus Equity Compensation Plan

10.6	Form of Executive Restricted Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: March 4, 2014	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	ICG 2014 Performance Plan

10.2	Form of Performance Plan Restricted Share Agreement

10.3	Amendment 2014-1 to the Employment Agreement, dated as of February 28, 2014, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III

10.4	Amendment 2014-1 to the Employment Agreement, dated as of February 28, 2014, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander

10.5	ICG Group, Inc. Fifth Amended and Restated 2005 Omnibus Equity Compensation Plan

10.6	Form of Executive Restricted Share Agreement